Exhibit 10.1

TRANSFER AGENT AND REGISTRAR AGREEMENT

This Transfer Agent and Registrar Agreement (the “Agreement”), dated as of the date set forth on the signature page hereto, by and between _Davion Healthcare Plc a Public Limited Company duly organized and existing under the laws of the jurisdiction of the Republic of Ireland, set forth herein (“Corporation”), and VStock Transfer, LLC, a California limited liability company (“Transfer Agent”), is for the purpose of performing the services described herein.

RECITALS

WHEREAS, the Corporation desires that certain services be provided by the Transfer Agent with regard to the issuance, transfer and registration of certain securities of the Corporation;

WHEREAS, the Transfer Agent is engaged in the business of providing services for issuers of securities and seeks to provide such services to the Corporation; and

WHEREAS, the parties hereto desire to set forth the terms and conditions for the providing of services by the Transfer Agent to the Corporation.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

I.	GENERAL APPOINTMENT OF TRANSFER AGENT; DOCUMENTS

a.	The Corporation hereby appoints the Transfer Agent as the sole transfer agent for the issuance, cancellation, transfer and registration of the securities of the Corporation set forth in the Preliminary Information Form annexed hereto and made a part hereof as Exhibit B (the “Securities”) and to perform such other related services and is authorized and directed to maintain records showing the name and address of, and the number of Securities issued to each holder of said Securities together with such other records as the Transfer Agent may deem necessary or advisable to discharge its duties as set forth herein.

b.	The Transfer Agent is authorized and directed to issue Securities of the Corporation from time to time upon receiving from the Corporation (i) written instructions as to the issuance from an authorized officer of the Corporation, and (ii) an opinion of counsel that (1) the Securities are duly authorized, validly issued, fully paid and nonassessable, (2) issuance of the Securities has been registered (stating effective date thereof) under the Securities Act of 1933 (as amended) (the “Act”) and the class of Securities represented by the Securities has been registered under the Securities Exchange Act of 1934 (as amended), or, if exempt from registration, the basis of such exemption, (3) no order or consent of any governmental or regulatory authority other than that provided to the Transfer Agent is required in connection with the issuance of the Securities or, if no such order or consent is required, a statement to that effect. The opinion should also indicate whether it is necessary that the Securities bear a restrictive legend and the wording of the legend or a statement to the effect that all Securities to be issued are freely transferable upon presentation to the Transfer Agent for that purpose, and (iii) such further documents as the Transfer Agent may reasonably request.

c.	The Transfer Agent is further authorized and directed to make transfers of Securities from time to time upon the books of the Corporation as maintained by the Transfer Agent. Securities, in either certificated or book entry form (or other appropriate form of ownership), will be transferred or exchanged upon the surrender of the old Securities (or appropriate instructions in the case of noncertificated Securities) in a form reasonably deemed by the Transfer Agent to be properly endorsed for transfer and accompanied by such documents as the Transfer Agent may deem necessary to evidence the authority of the person making the transfer. The Transfer Agent reserves the right to refuse to transfer Securities until it has received reasonable assurance that each necessary endorsement is genuine and effective, that the transfer of the Securities is legally valid and genuine and that the requested transfer is otherwise in order. For that purpose, Transfer Agent may require an acceptable guaranty of the signature of the person signing and appropriate assurance of authority to do so. The Transfer Agent may rely upon the Uniform Commercial Code, applicable law or regulation, and generally accepted industry practice in effecting transfers, or in delaying or refusing to effect transfers. The Transfer Agent may delay or refuse to process any transfer that in its reasonable judgment appears improper or unauthorized. Upon a request for the transfer of a restricted item, the Transfer Agent may require an opinion of either presenter’s counsel or the Corporation’s counsel to process such transfer.

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d.	The Transfer Agent may conclusively rely and act or refuse to act without further investigation upon any list, instruction, certification, authorization, stock certificate or other communication, including electronic communication, instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed by any duly authorized person or persons, or upon the instruction of any officer of the Corporation or the advice of counsel for the Corporation. The Transfer Agent may make any transfer or registration of ownership for such securities which is believed by it in good faith to have been duly authorized or may refuse to make any such transfer or registration if in good faith the Transfer Agent deems such refusal necessary in order to avoid any liability upon either the Corporation or itself. Corporation agrees that it shall not give Transfer Agent direction to take any action or refrain from taking any action, if implementing such direction would be a violation of applicable law or regulation. Corporation agrees that it shall not direct Transfer Agent to transfer any security if such security is subject to any restriction or prohibition on transfer to or from a securities intermediary in its capacity as such, and Transfer Agent shall be protected in refusing to effect any such transfer.

e.	When the Transfer Agent deems it expedient it may apply to the Corporation, or counsel for the Corporation, or to its own counsel for instructions and advice; that the Corporation will promptly furnish or will cause its counsel to furnish, and, for any action taken in accordance with such instructions or advice of the Corporation, or counsel for the Corporation, or to its own counsel, or in case such instructions and advice shall not be promptly furnished, the Corporation will indemnify and hold harmless the Transfer Agent from any and all liability, including attorney’s fees and court costs.

f.	The Corporation will at all times advise the Transfer Agent of any and all stop transfer notices or adverse claims lodged against Securities of the Corporation and further, will promptly notify the Transfer Agent when any such notices or claims have expired or been removed. The Transfer Agent is not otherwise responsible for stop transfer notices or adverse claims from either the Corporation or third parties unless it has received actual written notice. Notwithstanding, the Transfer Agent’s responsibility with respect to any such stop transfer notice or adverse claim is subject to the rights of the registered holder of the Securities in accordance with applicable law.

II.	AUTHORIZED OFFICERS

a.	Specimen signatures of the officers of the Corporation authorized to sign the physical evidence of Securities, including any certificate together with any applicable specimen certificates, shall be provided to the Transfer Agent to be used by it. When any officer of the Corporation shall no longer be vested with the authority to sign evidence of Securities for the Corporation, a written notice thereof shall be given to the Transfer Agent and until receipt of such notice the Transfer Agent shall be fully protected and held harmless in recognizing and acting upon the evidence of Securities bearing the signature of such officer or any signature believed by it in good faith to be such genuine signature.

b.	The Transfer Agent shall not be charged with notice of any change in the officers of the Corporation until notice of such change shall be given in writing by the Corporation to the Transfer Agent.

c.	In the event any officer of the Corporation who shall have signed blank stock certificates or other evidence of Securities (or whose facsimile signature shall have been used) shall die, resign or be removed prior to the issuance of such certificates or other evidence of Securities, the Transfer Agent in its capacity as Transfer Agent or Registrar, may issue or register such stock certificates or other evidence of securities as the stock certificates or evidence of Securities of the Corporation, notwithstanding such death, resignation or removal, unless directed to the contrary by the Corporation in writing.

d.	The Transfer Agent shall be protected and held harmless in recognizing and acting upon any signature, written instructions, certificates, or other document of any authorized officer believed by it in good faith to be genuine.

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III.	RESPONSIBILITIES, INDEMNITIES AND COMPENSATION

a.	The Transfer Agent may conclusively and in good faith rely and act, or refuse to act, upon the records and information provided to it by the Corporation and its prior transfer agent or recordkeeper without independent review and shall have no responsibility or liability for the accuracy or inaccuracy of such records and information.

b.	The Corporation will indemnify, defend, protect and hold harmless the Transfer Agent and its managers, affiliates, agents, officers and employees (the “Indemnitees”) from and against any and all: losses, costs, claims, damages, suits, judgments, penalties, liabilities, and expenses, including, without limitation, reasonable attorney’s fees and expenses, incurred or made, arising out of or in connection with any act or omission of a prior transfer agent of the Corporation or the performance of the Transfer Agent’s obligations under the provisions of this Agreement, including but not limited to, acting, or refusing to act, in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, report, record, instructions or other instrument or document believed by the Transfer Agent in good faith to be valid, genuine and sufficient (the foregoing are referred to as “Indemnifiable Costs”); provided, however, such indemnification shall not apply to any such act or omission finally adjudicated to have been directly caused by the bad faith or gross negligence of the Transfer Agent. The Indemnitees shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith or to take any other action likely to involve the Indemnitees in expense, unless first indemnified to the Transfer Agent’s satisfaction. The indemnities provided by this paragraph shall survive the resignation or removal of the Transfer Agent or the termination of this Agreement. If the indemnification provisions of this Agreement are inadequate or unavailable for any reason, the Indemnitees shall be entitled to contribution from the Corporation and any third-party payors including insurers for all Indemnifiable Costs.

c.	Anything in the Agreement to the contrary notwithstanding, in no event shall either party or its respective affiliates, agents, officers, directors, managers and employees be liable under or in connection with this Agreement for special, indirect, incidental, punitive, or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if advised of the possibility thereof and regardless of the form of action in which such damages are sought and any liability of the Transfer Agent will be limited in the aggregate to the amount of fees paid by the Corporation hereunder during the preceding fiscal year.

d.	The Transfer Agent may, in connection with the services described in the Agreement, engage subcontractors, agents, co- transfer agents or attorneys-in-fact, provided the same shall have been selected with reasonable care. The Transfer Agent is authorized by the Corporation to execute all agreements, appoint agents or sub-agents and do all other acts deemed necessary to carry out the general purposes of this Agreement. The Corporation shall provide to the Transfer Agent any books, records, or memoranda which are required in defense of any claim which may arise in the performance of the Transfer Agent’s duties hereunder.

e.	The Corporation agrees that the Transfer Agent shall be paid fees for its services and reimbursed for expenses in accordance with the attached fee schedule (See attached Fee Schedule – Exhibit C) or such other fees for additional services that may not be set forth therein, which may be updated by the Transfer Agent from time to time. Requests for payment of fees and expenses shall be submitted by the Transfer Agent in the form of a written invoice at the beginning of each month for the services provided for the prior month. The Corporation shall make payment upon receipt of all invoices and all invoices shall be considered late if not paid in full by the last day of each month. In the event any payment if late, the Transfer Agent may immediately suspend the provision of services under this Agreement to the Corporation or any holder of the Securities.

f.	The Transfer Agent will not have any liability for failure to perform or delay in performing duties set forth herein if the failure or delay is due to an event of force majeure. An event of force majeure is an event or condition beyond the Transfer Agent’s control including, but not limited to acts of God, natural disaster, civil unrest, state of war, fire, power failure, equipment failure, act of terrorism, or similar events beyond the Transfer Agent’s control. The Transfer Agent will make reasonable efforts to minimize performance delays or disruptions in the event of such occurrences.

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g.	Nothing in the Agreement shall be construed to give any person or entity other than the Transfer Agent and the Corporation, and their successors and assigns, any legal or equitable right, remedy or claim under this Agreement. The Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Corporation.

IV.	CONSENT TO USE OF NAME AND LOGO

Each party may disclose in regulatory filings, marketing materials and in other communications the fact Transfer Agent has been appointed pursuant to this Agreement. The Corporation acknowledges that the Transfer Agent also has the right to utilize the email database it maintains with respect to the holders of the Securities for the purpose of marketing and promotion and these marketing privileges do not expire with the termination of this Agreement.

V.	UNCLAIMED PROPERTY AND LOST HOLDER ADMINISTRATION

a.	The Transfer Agent will provide certain services regarding lost security holder accounts for the Securities and unclaimed property reporting services for unclaimed certificates for the Securities and related cash payments, which may be deemed abandoned or otherwise subject to applicable law or regulation.

b.	The Corporation shall assist the Transfer Agent and provide such cooperation as may reasonably be necessary in the performance of the services and agrees to reimburse the Transfer Agent for reasonable fees and expenses incurred by the Transfer Agent in the course of providing the referenced search services.

VI.	CONFIDENTIAL INFORMATION

a.	The Transfer Agent and Corporation acknowledge that during the course of the Agreement, the parties (the discloser being the “Discloser” and the Recipient the “Recipient”) may make confidential data available to each other or may otherwise have access to proprietary or confidential information regarding the Corporation, its stockholders, or the Transfer Agent, or its or their affiliates (collectively, “Confidential Data”). Confidential Data includes, but is not necessarily limited to: data or information that identifies past, current or potential customers, stockholders, business practices, financial results, fees, research, development, systems and plans; certain information and material identified by the Discloser as “Proprietary” or “Confidential”; data that the Transfer Agent furnishes to the Corporation from the Transfer Agent’s database; data received from the Corporation and enhanced by the Transfer Agent; and/or data or information that the Recipient should reasonably be expected to know is confidential, but does not include any information which has become public without violation of this Agreement. Confidential Data may be written, oral, recorded, or maintained on other forms of electronic media. This Agreement, together with the exhibits and schedules referred to herein or delivered pursuant hereto, are confidential and proprietary, and shall be treated as Confidential Data by the parties hereto. The parties agree to maintain security measures to protect Confidential Data in its possession.

b.	The Recipient agrees to hold as confidential all Confidential Data it receives from the Discloser. As between the Recipient and Discloser, ownership of Confidential Data shall remain with the Discloser, and Recipient shall not take any ownership interest in or right to use the Confidential Data. The Recipient will use at least the same care and discretion to avoid unauthorized use and disclosure of the Discloser’s Confidential Data as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care and no less than is required by law. The Recipient may use and disclose Confidential Information of the Discloser only as necessary for the following “Permitted Purposes”: (1) performing its obligations under this Agreement, (2) in the case of Corporation, deriving the reasonable and intended benefit from the services provided by Transfer Agent under this Agreement, and (3) as otherwise specifically permitted in writing by the Discloser in this Agreement or elsewhere. The Recipient may disclose Confidential Data to: (i) its employees and employees of permitted subcontractors and affiliates who have a need to know; (ii) its attorneys and accountants as necessary in the ordinary course of its business; (iii) any regulatory authority, including the Securities and Exchange Commission (“SEC”) and the Depository Trust & Clearing Corporation (“DTCC”), (iv) to the New York Stock Exchange, NASDAQ or OTC Markets as applicable and (iv) any other party with the Discloser’s prior written consent.

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c.	Except as prohibited by applicable law or regulation or upon request of any regulatory authority, the Recipient shall promptly notify the Discloser in writing of any subpoena, summons or other legal process served on the Recipient for the purpose of obtaining Confidential Data consisting of information with respect to any holder of the Securities. In such cases, the Discloser shall have a reasonable opportunity to seek appropriate protective measures; provided, however, that this subsection shall not require the Transfer Agent to notify the Corporation of its receipt of any subpoena, summons or other legal process seeking Confidential Data for a single holder of the Securities or group of related holders of the Securities in connection with routine tax levies or other routine third party litigation or investigation involving a specific holder of the Securities. The Discloser will indemnify the Recipient for all reasonable expenses incurred by the Recipient in connection with determining the lawful release of the Confidential Data that is subject to a subpoena, summons or other legal process.

VII.	TERM

a.	The Agreement shall have a term of three (3) years commencing on the date that initial records and information regarding the Securities and holders of the Securities shall have been input onto the database maintained by the Transfer Agent, which term shall automatically renew for successive three (3) year terms without any action unless either party shall provide written notice of cancellation thirty (30) days prior to the end of any applicable term period. In addition, either party may terminate the Agreement upon thirty (30) days advance written notice that the other party is in material breach of its obligations hereunder, unless the breaching party has cured such breach within such thirty (30) day period. Any notice of termination by the Corporation shall include a certified copy of a resolution of the Board of Directors of the Corporation related to such termination and payment for all amounts due and owing to the Transfer Agent pursuant to this Agreement.

b.	Upon the effective date of termination in accordance with the provisions noted above the Transfer Agent shall deliver, at the expense of the Corporation, to the Corporation, or to a successor transfer agent as directed in writing by the Corporation (and if no successor transfer agent has been identified at the time of resignation or removal, then the following shall be provided directly to the Corporation), all records of the Corporation in the possession of the Transfer Agent.

VIII.	NOTICES

All notices to be given by one party to the other under the Agreement shall be in writing and shall be sufficient if made to such party at their respective address.

If notice to the Corporation: As set forth in the Preliminary Information Form. If notice to the Transfer Agent:

V Stock Transfer, LLC

Attn: Chief Executive Officer

18 Lafayette Place

Woodmere, New York 11598

Facsimile: (646) 36-3179

All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, including facsimile capable of transmitting or creating a written record directly to the office of the recipient, when received by the recipient party at the address shown above, or at such other addresses as may hereafter be furnished to the parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, or in the case of facsimile, the date noted on the confirmation of such transmission).

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IX.	GOVERNING LAW AND COURTS

The Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without regard to the conflict of laws doctrine applied in such state. All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall only be heard in any competent court residing in New York, New York, USA. The Purchaser agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Corporation further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum.

X.	AMENDMENT; ENTIRE AGREEMENT; SEVERABILITY

a.	The Agreement may be amended or modified only by a written document authorized, executed and delivered by the Corporation and the Transfer Agent. Such document may be in the form of a resolution of the Corporation adopting a written amendment approved by the Transfer Agent.

b.	The Agreement, together with the exhibits and schedules referred to herein or delivered pursuant hereto, constitute the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersede any prior agreement and understandings, including any fee proposals, with respect to those matters and transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

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IN WITNESS WHEREOF, the Corporation and Transfer Agent have caused this Transfer Agent and Registrar Agreement to be duly executed and delivered as of the date first written above.

VSTOCK TRANSFER, LLC

By:

Name:

Title:

Corporation Name:

Davion Healthcare Plc

By:___________________________________

Name: Jack Kaye

Title: Chief Executive Officer

Dated: 2nd July 2025

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